Page 6 of 17 Pages

                                                                       Exhibit 1


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE WARRANT OR AN APPLICABLE EXEMPTION FROM REGISTRATION.

                     IMPERIAL PETROLEUM RECOVERY CORPORATION

               Warrant for the Purchase of Shares of Common Stock

         FOR VALUE RECEIVED, IMPERIAL PETROLEUM RECOVERY CORPORATION, a Nevada corporation (the "Company"), hereby certifies that Maya LLC (a Nevada limited liability company), or its permitted assigns, is entitled to purchase from the Company 875,000 fully paid and nonassessable shares of the common stock, $.001 par value, of the Company for an aggregate purchase price of $875,000 (computed on the basis of $1.00 per share), as such number of shares and per share price may be adjusted as hereinafter provided. (Hereinafter, (i) said common stock, together with any other equity securities that may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock"; (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares"; (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price"; (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price"; (v) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants"; and
(vi) the holder of this Warrant is referred to as the "Holder.

        1. Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time, commencing on December 8, 1998 and ending at 5:00 p.m., Houston, Texas time then current, on December 8, 2002 (or on the next business day, if the Company is closed for business on that date), by surrendering this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, it must be exercised for a minimum of 25,000 Warrant Shares and for whole shares of Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional shares of the Common Stock to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver any other securities and property receivable upon the exercise of this Warrant, or the appropriate proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                                                              Page 7 of 17 Pages

        2. Reservation of Warrant Shares. The Company agrees that, until the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and property as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights.

        3.      Protection Against Dilution.

        (a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of Common Stock (i) securities other than shares of the Common Stock, or (ii) property other than cash, without payment therefor, with respect to Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and property that the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and property receivable by the Holder during such period. Notice of each such distribution shall be forthwith given to the Holder.

        (b) In case the Company shall hereafter (i) pay a dividend in shares of Common Stock or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately before such action shall be adjusted so that the Holder of any Warrant surrendered for exercise immediately thereafter would be entitled to receive the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such Warrant been exercised immediately before such action. An adjustment made pursuant to this Subsection 3(b) becomes effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(b), the holder of any Warrant thereafter surrendered for exercise becomes entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive on this issue and shall be described in the certificate required to be delivered to the Holder of this Warrant promptly after such adjustment under Subsection 3(g)) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

        (c) In case the Company shall sell or issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share of Common Stock (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (X) the total

                                                              Page 8 of 17 Pages

amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion, or exchange thereof, by (Y) the total number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) that is lower than the Per Share Warrant Price, then the Per Share Warrant Price shall be adjusted so that it shall equal the price per share of Common Stock at which such Common Stock or other securities were sold or issued. Such adjustment shall be made successively whenever such a sale or issuance occurs.

        The number of Warrant Shares shall also be adjusted and shall be that number determined by multiplying the number of shares of Common Stock issuable upon exercise immediately before the adjustment by a fraction, the numerator of which shall be the Per Share Warrant Price in effect immediately before the adjustment and the denominator of which shall be the Per Share Warrant Price as so adjusted. For the purposes of adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale or issuance of the rights, warrants, or convertible or exchangeable securities and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell or issue shares of Common Stock or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company," the Board of Directors of the Company shall determine, in good faith, the fair value of said property.

        (d) No adjustment in the Per Share Warrant Price or number of Warrant Shares shall be required in the case of the sale or issuance by the Company of
(i) shares of Common Stock upon the exercise of stock options granted or to be granted by the Company from time to time to directors, employees or consultants for bona fide services rendered or (ii) the Common Stock issuable upon the exercise of this Warrant or other warrants.

        (e) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder shall have the right thereafter to convert this Warrant into the kind and amount of securities, cash, or other property that the Holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been exercised immediately before the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Subsection 3(e) with respect to

                                                              Page 9 of 17 Pages

the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales, or conveyances. Notice of any such consolidation, merger, statutory exchange, sale, or conveyance shall be given to the Holder not less than 30 days before such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

        (f) No adjustment in the Per Share Warrant Price shall be required unless the adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares, or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

        (g) Whenever the Per Share Warrant Price or number of Warrant Shares is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly deliver to the Holder a certificate setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification, and the manner of computing the same. If the Holder disagrees with the contents of the certificate, the Holder may require the Company to deliver a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (which may be the regular auditors of the Company) recomputing the Per Share Purchase Price and the number of Warrant Shares after the adjustment or the effect of the modification and a brief statement of the firm's manner of recomputing the same. The firm's recomputation shall be binding upon the Company and the Holder. One-half of the cost of obtaining the second certificate shall be borne by the Company and the other half shall be borne ratably by the Holder and any holders of securities of the Company that benefit from requiring the second certificate, if such holders are contractually obligated to contribute to such cost.

                                                             Page 10 of 17 Pages

        4. Fully Paid Stock; Taxes. The shares of Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be duly authorized, validly issued, fully paid, and nonassessable, and the Company shall take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue, or similar taxes that may be payable in respect of the issue of any Warrant Share or certificate therefor.

        5. Provision of Information. For such period as this Warrant is exercisable, the Company will furnish to the Holder,

        (a) contemporaneously with its delivery to holders of the Common Stock, a copy of each report or other communication delivered to holders of the Common Stock; and

        (b) promptly upon the filing thereof, a copy of each Form 15 (or a successor form) that the Company files with the U.S. Securities and Exchange Commission.

        6. Transferability. This Warrant is transferable or assignable by the Holder, but is so transferable and assignable only upon the books that the Company shall cause to be maintained for the purpose and only if the transfer or assignment is deemed to be in accordance with all applicable securities laws in the reasonable judgment of the Company. The Company may treat the registered holder of this Warrant as he, she, or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or the duly authorized attorney of the Holder, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.

        7. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen, or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

        8. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, before the exercise hereof.

        9. Communications. No notice, or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given or delivered if and when, the same is in writing and is physically delivered or mailed by first-class mail, postage prepaid, addressed to:

                                                             Page 11 of 17 Pages

                        (a) the Company at 1531 Vantage Parkway West, Suite 160, Houston, Texas 77032, or such other address as the Company has designated in writing to the Holder, or

                        (b) the Holder at 2325-A Renaissance Drive, Las Vegas, Nevada 89119, or such other address as the Holder has designated in writing to the Company.

        10. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

        11. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

        IN WITNESS WHEREOF, IMPERIAL PETROLEUM RECOVERY CORPORATION has caused this Warrant to be signed by its Vice President as of the 8th day of December 1998.

                                     IMPERIAL PETROLEUM RECOVERY
                                      CORPORATION


                                     By: /s/ C. Brent Kartchner
                                         ------------------------------
                                             C. Brent Kartchner

                                                             Page 12 of 17 Pages

                                  SUBSCRIPTION


        The undersigned, ________________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ______________ shares of the Common Stock of IMPERIAL PETROLEUM RECOVERY CORPORATION covered by said Warrant and makes payment therefor in full at the price per share provided by said Warrant.

Dated:                                          Signature:


                                                Address:





                                   ASSIGNMENT

        FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns, and transfers unto _______________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________________________, attorney, to transfer said Warrant on the books of IMPERIAL PETROLEUM RECOVERY CORPORATION.

Dated:                                          Signature:


                                                Address:





                               PARTIAL ASSIGNMENT

        FOR VALUE RECEIVED, __________________________________ hereby sells and transfers unto _________________________ the right to purchase ______________
________ shares of the Common Stock of IMPERIAL PETROLEUM RECOVERY CORPORATION granted by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ___________________________, attorney, to transfer that part of said Warrant on the books of IMPERIAL PETROLEUM RECOVERY CORPORATION.

Dated:                                          Signature:


                                                Address: